UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2023

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices, Zip Code)

(949) 409-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On July 24, 2023, at a special meeting of the shareholders (the “Special Meeting”) of Oncocyte Corporation, a California corporation (the “Company”, “we”, or “our”), the shareholders of the Company approved a proposal granting the Company’s board of directors (the “Board”) the authority to exercise its discretion to amend the Articles of Incorporation of the Company, as currently in effect, to effect a reverse stock split of the outstanding shares of the Company’s common stock, no par value per share (the “Common Stock”), at any time within one year after the date such shareholder approval was obtained at the Special Meeting and at any of certain specified reverse split ratios that were approved by the shareholders of the Company in connection therewith. Once approved by the shareholders of the Company, the determination of whether to proceed with the effectiveness of the reverse stock split and the timing thereof will be determined in the sole discretion of the Board, within the parameters approved by the shareholders as described above.

At the Special Meeting, the shareholders of the Company also approved granting the Board the authority to exercise its discretion, at any time within one year after shareholder approval was obtained at the Special Meeting, to amend the Articles of Incorporation to reduce the number of authorized shares of Common Stock, but not the authorized shares of the Company’s preferred stock, no par value per share, by a ratio corresponding to the reverse stock split ratio determined by the Board if, and only if, the reverse stock split is effected.

On July 24, 2023, the Board approved the reverse stock split at a ratio of one-for-twenty and determined not to proceed with a reduction in the number of authorized shares of Common Stock at this time. The primary purpose of effecting the reverse stock split is to regain compliance with The Nasdaq Stock Market’s minimum bid price listing requirement.

The Company filed a Certificate of Amendment of Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of California to effect the reverse stock split (but not the authorized share reduction). The reverse stock split will become effective as of 5:00 p.m. Pacific time on July 24, 2023 (the “Effective Time”).

As a result of the reverse stock split, every twenty shares of the Common Stock outstanding as of the Effective Time will be automatically reclassified and converted into one (1) issued and outstanding share of Common Stock, without any change in par value per share.

No fractional shares resulting from the reverse stock split will be issued by the Company and each holder of Common Stock that would otherwise be entitled to receive a fractional share as a result of the reverse stock split will instead be entitled to receive cash in an amount equal to such fractional interest multiplied by $4.3660, the last sale price of the Common Stock reported by The Nasdaq Capital Market on July 21, 2023, the trading day immediately prior to the Effective Time, as adjusted to give effect to the reverse stock split.

Commencing July 25, 2023, the trading of the shares of Common Stock will continue on The Nasdaq Capital Market on a reverse stock split-adjusted basis. The trading symbol will remain “OCX”. The CUSIP number for the Common Stock following the reverse stock split will be 68235C206.

In accordance with the authority granted to the Board by the shareholders at the Special Meeting, the Board may, in its discretion, determine to implement a reduction in the number of authorized shares of Common Stock by a ratio corresponding to the reverse split ratio at any time within one year after shareholder approval of such proposal was obtained at the Special Meeting.

The foregoing summary of the terms of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

General

On July 24, 2023, the Company held the Special Meeting during which the Company’s shareholders voted on three (3) proposals. The final voting results for each of the proposals is set forth in the tables below.

Present at the Special Meeting virtually or by proxy were holders of 88,659,815 shares of Common Stock, which represented 53.79% of the voting power of all shares of Common Stock as of June 28, 2023, the record date for the Special Meeting.

The Special Meeting was originally intended to be held on July 21, 2023. At the time the Special Meeting was scheduled to be commenced, in accordance with the applicable provisions of the Company’s bylaws, the Special Meeting was postponed, before it was commenced and without any business being conducted, to allow the Company time to solicit additional proxies with respect to the approval of the proposals at the Special Meeting, as more fully described in the definitive proxy statement on Schedule 14A relating to the Special Meeting, which was filed with the Securities and Exchange Commission on July 10, 2023 (the “Proxy Statement”). The Company notified shareholders of the postponement of the Special Meeting and the new date and time for the Special Meeting via the filing of a supplement to the Proxy Statement with the Securities and Exchange Commission on July 21, 2023.

Proposals

The shareholders of the Company voted on the following proposals at the Special Meeting, as more fully described in the Proxy Statement:

1.

To approve granting the Board the authority to exercise its discretion to amend the Company’s Articles of Incorporation to effect a reverse stock split of its outstanding shares of the Common Stock to regain compliance with The Nasdaq Stock Market’s minimum bid price requirement, at any of the following exchange ratios at any time within one year after shareholder approval is obtained, and once approved by the shareholders, the timing of the amendment and the specific reverse split ratio to be effected shall be determined in the sole discretion of the Board: (a) a one-for-ten; (b) a one-for-fifteen; (c) a one-for-twenty; or (d) a one-for-twenty-five (“Proposal No. 1”);

2.	To approve granting the Board the authority to exercise its discretion at any time within one year after shareholder approval is obtained to amend the Company’s Articles of Incorporation to reduce the number of authorized shares of Common Stock by a corresponding ratio to the reverse stock split if, and only if, Proposal No. 1 is approved and implemented (“Proposal No. 2”); and

3.	To approve an amendment to the Company’s 2018 Equity Incentive Plan (as amended, the “Incentive Plan”) to eliminate the limitation on the number of shares of Common Stock that can be granted to any individual participant under the Incentive Plan during any one-year period (“Proposal No. 3”).

Voting Results

The final voting results for each of the proposals at the Special Meeting are detailed below.

Proposal No. 1

The shareholders of the Company approved Proposal No. 1 granting the Board the authority to effect a reverse stock split at any of the proposed ratios, including a ratio of one-for- twenty, in each case, by the vote set forth below:

	Shares Voted
Reverse Split Ratio	For	Against	Abstained	Broker Non-Votes
A one-for ten reverse stock split	86,385,106	2,254,230	20,478	—
A one-for fifteen reverse stock split	85,786,406	2,850,792	22,617	—
A one-for twenty reverse stock split	85,993,935	2,645,446	20,433	—
A one-for twenty-five reverse stock split	85,972,526	2,668,913	18,375	—

As discussed above, the final reverse stock split ratio approved by the Board, following receipt of shareholder approval, was one-for-twenty.

Proposal No. 2

The shareholders of the Company approved Proposal No. 2 granting the Board the authority to effect a reduction of the authorized shares of Common Stock by the following vote:

Shares Voted
For	Against	Abstained	Broker Non-Votes
86,417,314	2,132,793	109,707	—

As discussed above, the Board determined not to proceed with a reduction in the number of authorized shares of Common Stock at this time.

Proposal No. 3

The shareholders of the Company approved Proposal No. 3 approving the amendment to the Incentive Plan by the following vote:

Shares Voted
For	Against	Abstained	Broker Non-Votes
83,848,400	4,537,530	273,884	—

Item 7.01. Regulation FD Disclosure.

On July 24, 2023, the Company issued a press release announcing the effectiveness of the reverse stock split described in this Current Report. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference into Item 7.01 of this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Articles of Incorporation of Oncocyte Corporation, as filed with the Secretary of State of the State of California on July 24, 2023.
99.1	Press Release of Oncocyte Corporation, dated July 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: July 24, 2023	By:	/s/ Joshua Riggs
Joshua Riggs
President and Chief Executive Officer